UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On September 28, 2021, Analog Devices, Inc. (the “Company”) issued a press release announcing that it had commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 2.500% Senior Notes due December 2021 (the “2021 Notes”), its outstanding 2.875% Senior Notes due June 2023 (the “June 2023 Notes”), its outstanding 3.125% Senior Notes due December 2023 (the “December 2023 Notes”), its outstanding 3.900% Senior Notes due December 2025 (the “2025 Notes”), its outstanding 4.500% Senior Notes due December 2036 (the “2036 Notes”) and its outstanding 5.300% Senior Notes due December 2045 (the “2045 Notes”, and together with the 2021 Notes, the June 2023 Notes, the December 2023 Notes, the 2025 Notes and the 2036 Notes, the “Notes”). The complete terms and conditions of the Tender Offer are set forth in an offer to purchase and notice of guaranteed delivery (collectively, the “Tender Offer Documents”) that will be sent to registered holders of the Notes and be posted online at www.dfking.com/adi. The Tender Offer will expire at 5:00 p.m., New York City time, on October 4, 2021, unless extended or earlier terminated (the “Expiration Time”).

The applicable consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) prior to the Expiration Time and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread for such Notes plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security at 2:00 p.m., New York City time, on October 4, 2021, unless extended.

Holders will also receive accrued and unpaid interest on the Notes validly tendered (and not validly withdrawn) prior to the Expiration Time and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company initially makes payment for such Notes, which date is anticipated to be October 5, 2021 (the “Settlement Date”). Notes tendered by notice of guaranteed delivery (and not validly withdrawn) prior to the Expiration Time and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Tender Offer is conditioned on the Company’s successful completion of an offering of its new senior notes separately announced today and on the other general conditions described in the Tender Offer Documents.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 is for informational purposes only and does not constitute an offer to purchase the Notes. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 28, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: September 28, 2021	By:	/s/ Prashanth Mahendra-Rajah
	Name:	Prashanth Mahendra-Rajah
	Title:	Senior Vice President, Finance and Chief Financial Officer